UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2011

ECO VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter) [FORMERLY MODERN RENEWABLE TECHNOLOGIES, INC.]

Nevada	000-52445	33-1133537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL		34736
Address of principal offices		Zip Code

Registrant’s telephone number including area code:  (352) 557-4830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) / /

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) / /

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) / /

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) / /

The following current report under Section 13 or 15(d)
of the Securities Exchange Act of 1934 is filed pursuant
to Rule 13a-ll or Rule 15d-11:

Item 2.01. Acquisition Or Disposition Of Assets

On May 27, 2011, the Registrant entered into a material definitive agreement for the acquisition of 70% of the capital stock of Eco Ventures Group, Inc., a Florida corporation (“Eco Ventures – Florida”).  The acquisition was completed on June 1, 2011 through issuance of 61,500,000 shares of Common Stock of the Company in exchange for 467 Shares of Eco Ventures - Florida in a tax-free share exchange. A total of 16,886,300 shares of Common Stock of the Registrant shall be issued to Holders of the Registrant’s outstanding Convertible Debentures.  Upon the conversion of all such Convertible Debentures, the Registrant shall have a total of 78,395,515 Shares of Common Stock issued and outstanding.

As a condition of the acquisition, the name of the Registrant has been changed to “Eco Ventures Group, Inc.”, a Nevada corporation and the Registrant’s OTC trading symbol has been changed to “EVGI”. The transaction is accounted for in substance as a reverse acquisition of the Registrant by Eco Ventures – Florida since the stockholders of Eco Ventures – Florida owned a majority of the Company’s voting power immediately following the merger transaction and Eco Ventures – Florida’s management has assumed operational, management and governance control in accordance with the terms of the Shareholder Agreement dated May 20, 2011.  For accounting purposes, Eco Ventures – Florida shall be the accounting acquirer and or the surviving entity.  Accordingly, the historical financial statements are those of Eco Ventures – Florida, the accounting acquirer, immediately following the consummation of the reverse merger.  The Company did not recognize goodwill or any intangible assets in connection with this transaction.

 The terms of the Reorganization Agreement are set forth in their entirety in Exhibit 99.2 hereto, and the terms of the Shareholder Agreement are set forth in their entirety in Exhibit 99.3 hereto.  The unaudited Pro Forma Condensed Combined financial statements as of and for the period ended March 31, 2011 reflecting the Reorganization as if the reverse acquisition of Eco Ventures – Florida occurred on March 31, 2011 are provided as an Exhibit hereto.

ECO VENTURES GROUP, INC. BUSINESS OPERATIONS

MISSION

Eco Ventures Group, Inc. (EVG) is a family of ecologically-friendly and economically sound business ventures committed to providing for society’s growing minerals, energy and renewable resource needs -- building shareholder value and profiting from the efficient use of new green technologies.

CORPORATE STRUCTURE

Eco Ventures Group’s initial operations and facilities are located in Groveland, FL. Eco Ventures Group has entered into to an joint venture with Raptor Technology Group, Inc. to commercialize advanced patent pending and proprietary technologies in the fields of efficient precious metals recovery. EVG and Raptor have completed construction of a 5,000 ton mineral recovery facility.  EVG’s joint venture with Raptor Technology Group gives the company access and equal ownership of the Intellectual Property rights related to key patent pending and proprietary technologies used in the company’s mineral recovery technology.  EVG has also executed a license to utilize Raptor’s patent pending and proprietary biofuel production technologies.  EVG is in the process of bringing these biodiesel production technologies to market.  The company’s biofuel production facilities are strategically located close to large marine and land transport shipping hubs for sales of biodiesel fuel.

ECO MINERALS RECOVERY GROUP, INC.

Eco Minerals Recovery Group (EMRG) is a wholly owned subsidiary of Eco Ventures Group, which utilizes its proprietary technology for the extraction of precious metals from ore bodies and reclaimed mine tailings.  Our process isolates and recovers precious minerals like gold, silver, platinum, palladium and rare earth oxides.  This is currently accomplished without the use of traditional mineral leaching agents like arsenic and cyanide – highly toxic substances that pollute rivers and aquifers. EVG has recently acquired the mineral extraction rights to ore from a Utah based mineral operation, Broken Hills, LLC.  The site’s surface ore deposit covers 300 acres.   INX Laboratories, an independent assayer in Groveland, Florida, has tested a random sample of 20 tons of ore concentrate with preliminary results yielding high levels of target metals.

ECO MINERALS RECOVERY GROUP FACILITIES

Eco Ventures Group’s initial operations and facilities are located in Groveland, FL, 25 miles West of Orlando, Florida on State Road 50.  The company has leased an office / warehouse complex with a large warehouse facility for its Mineral Recovery operations. This warehouse contains the 5,000 ton per year minerals facility, with the potential for future expansion.proprietary technology

Commercial mining operations typically use a “heap leach” mineral recovery process – a very basic technology that usually recovers less than 30% of the available ore in the mined materials.  The company’s combination of patent pending and proprietary technologies related to the mineral extraction allows EVG to recover approximately 3 times more precious metals and rare earth oxides than the traditional “heap leach” process. This proprietary technology draws upon the consolidation of significant individual expertise in the areas of process development, commercialization, specific hydrometallurgical and chemical backgrounds, and existing support facilities to allow for the initiation of this type of focused project.  This technology was developed to allow for a relatively straightforward approach to the leaching of the contained metals from the various feed substrates.

The company believes that a range of potentially proprietary (patentable) technology will be developed as a result of both the demonstration plant work and downstream advanced separation techniques that are applied to the precious metal recovery scenario.  The company will proceed with proprietary protection and a near-term/long-term patent strategy.  Part of the mission of this joint venture is to market and scale these technologies as real world mining ventures.

HOW IT WORKS

An overall processing concept is proposed, which would allow for a more economic approach to the recovery and production of precious metals from diverse ore deposits.  The concept makes use of a pre-concentration system that would be located at the mine sites and would potentially process up to 100 tons per day of raw ore from each mine site. The hydro separation technology pumps water through a separation column, allowing the heavier concentrated ores to be tapped off at different molecular weights.

The pre-concentrate material is then processed at the Groveland facility to extract the contained precious metals fraction.  The extraction material is further processed to produce a mixed precious metal concentrate, which is further refined via separation and smelting.  This produces individual precious metal products, such as gold, platinum, silver, and palladium.
The precious metal products would then be sold through various marketing channels.  The gangue (waste) from the facility would be returned to the mine site using the same trucks that brought in the initial pre-concentrate material.  In this manner optimum logistics and recovery economics are obtained.

MARKET CONDITIONS:  ECO MINERALS RECOVERY GROUP

World mineral prices have escalated, reflecting the countercyclical nature of mineral values in the face of global economic downturns.  This resulting scarcity will likely not cease, as globally, metals are important for a myriad of uses, and are hoarded by nations to strengthen national mineral reserves and fight inflation.  The processes used by EVG allows for highly efficient extraction, targeting of low to mid-scale operations that are largely unattractive or unfeasible for the traditional mining giants.

ECO ENERGY GROUP, INC.

Eco Energy Group (EEG) is a wholly owned subsidiary of Eco Ventures Group, Inc.  This subsidiary of EVG is dedicated to the cost-effective production of biodiesel from multiple low-cost feedstocks.  EEG is near completion of its initial 3.6 million gallon facility in Groveland, FL, which processes biofuels from oil-rich plants and recovered cooking oils.   EVG anticipates that this plant will be in operation and fully certified by fourth quarter 2011.  The company’s plans include an Advanced Biofuel Reactor facility.  The Advance Biofuel System can utilize significantly cheaper sources of feedstock, such as brown grease.

ECO ENERGY GROUP FACILITIES

Eco Ventures Group’s initial operations and facilities are located in Groveland, FL, 25 miles West of Orlando, FL on State Road 50.  The company has leased a office/ warehouse complex for its biofuel operations. The warehouse will hold both the 3.6 million gallon batch plant and the planed 3 million gallon Advanced Biofuel System.

MARKET CONDITIONS: ECO ENERGY GROUP

Current national consumption of biodiesel is 550 million gallons per year.  US total diesel fuel consumption is in excess of 55 billion gallons, per year.  The US Government has set an annual biodiesel production goal of 1 billion gallons by 2022.

Biodiesel production and consumption in the United States has increased exponentially since the year 2000. Thirty new plants were built, and commercial production in 2010 was over 550 million gallons. Examples of biodiesel acceptance show that it is moving out of its niche as an experimental fuel and into the mainstream market. Major car manufacturers approving the use of biodiesel blends in their diesel vehicles are paving the way for increased consumer confidence in their engines’ ability to utilize biodiesel.  On the fuel side of the equation, standards have been set for biodiesel by the American Society for Testing and Materials (ASTM).

Eco Energy’s Revenues will come from the production and sale of biodiesel.  Additional revenue will be generated by the sale of renewable energy credits and also credits related to the US Government tax credits for biodiesel producers. These tax credits were renewed as of December of 2010 and renewable energy credits have a well-established market.

Item 3.02.     Unregistered Sales of Equity Securities.

The shares of our common stock issued to former holders of Eco Ventures Group, Inc. Common Stock, and shares issued upon conversion of the Convertible Debentures, in connection with the terms of the share exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933. The common stock was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.01.     Change in Control of Registrant.

The information set forth above in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2011, Mr. Randy White resigned as an Officer and Director of the Registrant, and appointed Randall Lanham as Chief Executive Officer and Director. Paul SmithPresident and  The resignation of Mr. White was in accordance with the terms of the share exchange agreement, and was not as a result of any disagreement by Mr. White or the Registrant.  On August 8, 2011, Mr. Paul Smith was appointed as President and Director of the Company.  The Officers and Directors will serve until the next Annual Meeting of Shareholders.

RANDALL LANHAM- CHIEF EXECUTIVE OFFICER AND DIRECTOR

Experience

Randall Lanham is a California-licensed attorney with experience in securities law and corporate finances. Mr. Lanham has experience in both domestic and international corporate legal matters, with demonstrated effectiveness in corporate reorganizations and business operations.  Mr. Lanham’s business experience coupled with solid legal background in corporate and civil law positions him perfectly for his work at the helm of EVG, where his goals are to control costs, establishing customer and vendor relations, and increase internal productivity directly generating improved bottom-line profitability.

Education and Associations

•	J.D. Whittier College School of Law

•	B.S. Criminal Justice/Political Sci., U. of Delaware

•	State Bar of California – 1993

PAUL D. SMITH – PRESIDENT AND DIRECTOR

Experience

Former President of Worldwide Theatrical Operations for Sony Pictures Entertainment.  Mr. Smith’s extensive operations and leadership experience will be an asset to Eco Ventures Group, Inc. as the company expands its production capabilities and locations. During a 25-year career with Sony, Mr. Smith has held senior executive level positions in each of the areas of finance, business affairs, administration, operations, distribution and marketing.

From 2006 to 2009 Mr. Smith served as the President, Worldwide Theatrical Operations, Columbia TriStar Motion Picture Group, Sony Pictures Entertainment.

From 2001 to 2005, Mr. Smith was Executive Vice President, Worldwide Marketing and from 1996 to 2001 was Executive Vice President for the Columbia TriStar Motion Picture Group, Sony Pictures Entertainment.

Education

•	MBA, University of Michigan, Ann Arbor

•	BBA, University of Michigan, Ann Arbor

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2011, our Board of Directors approved a change to our authorized capital, and on the same date the changes were ratified by Holders of a majority of our Shares of Common Stock acting upon written consent in accordance with our By-laws and the laws of the State of Nevada.  Pursuant to this Amendment, which is effective upon filing with the State of Nevada, our authorized Shares of Common Stock are reduced from 750,000,000 shares to 200,000,000 shares, $.001 par value, and our authorized Preferred Stock is reduced from 100,000,000 shares to 25,000,000 shares, $.001 par value.

Item 5.07.     Submission of Matters to a Vote of Security Holders

On July 26, 2011, the following corporate actions were submitted by our Board of Directors for ratification by Holders of a majority of our Shares of Common Stock acting upon written consent in accordance with our By-laws and the laws of the State of Nevada, and which ratification was approved:

(i)
A change in the authorized capital of the Registrant, whereby our authorized Shares of Common Stock are reduced from 750,000,000 shares to 200,000,000 shares, $.001 par value, and our authorized Preferred Stock is reduced from 100,000,000 shares to 25,000,000 shares, $.001 par value; and

(ii)	Ratification of the Registrant’s “2011 Incentive Stock Option Plan”.

Item 8.01.     Other Events

On July 26, 2011, the Board of Directors adopted the “2011 INCENTIVE STOCK OPTION PLAN” and reserved 10,000,000 Shares of Common Stock for issuance pursuant to the Plan.  The establishment of the Plan was ratified by Holders of a majority of our Shares of Common Stock acting upon written consent in accordance with our By-laws and the laws of the State of Nevada.

EXHIBIT 10.1	2011 INCENTIVE STOCK OPTION PLAN

EXHIBIT 99.1	FINANCIAL STATEMENTS

EXHIBIT 99.2	REORGANIZATION AGREEMENT

EXHIBIT 99.3	SHAREHOLDER AGREEMENT

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:	August 9, 2011

ECO VENTURES GROUP, INC.

By:/s/ RANDALL LANHAM
RANDALL LANHAM
Chief Executive Officer